Exhibit 5
February 16, 2016

Olin Corporation
190 Carondelet Plaza, Suite 1530
Clayton, MO 63105

Registration Statement on Form S-8
Olin Corporation Contributing Employee Ownership Plan

Ladies and Gentlemen:
We have acted as special Virginia counsel to Olin Corporation, a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to register 4,000,000 shares of the Company’s common stock (the “Shares”), par value $1.00 per share, issuable pursuant to the Company’s Contributing Employee Ownership Plan (the “Plan”), as referenced in the Registration Statement.
This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.
For purposes of the opinion expressed below, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of its officers and of public officials as we deemed necessary.
For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons and (iv) the genuineness of signatures not witnessed by us.
We do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia.
Based upon the foregoing and the further qualifications stated below, we are of the opinion that:
1.The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.The Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We do not undertake to advise you of any changes in the opinions expressed herein based on matters that might arise hereafter or be brought to our attention.
Very truly yours,

/s/ Hunton & Williams LLP